UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 South Fiddlers Green Circle Greenwood Village, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 863-7414

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant.

On March 8, 2012, Newmont Mining Corporation, a Delaware corporation (the “Company”), closed its sale of $2.5 billion senior notes consisting of 3.500% senior notes due 2022 in the principal amount of $1.5 billion (the “2022 Notes”), and 4.875% senior notes due 2042 in the principal amount of $1.0 billion (the “2042 Notes” and, together with the 2022 Notes, the “Notes”).

The Notes have been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to a registration statement on Form S-3ASR (File No. 333-161915) previously filed with the Securities and Exchange Commission.

The aggregate net proceeds received by the Company from the sale of the Notes were approximately $2,460 million, after deducting the underwriting discount and estimated offering expenses. The Company intends to use the net proceeds of this offering for (i) repayment of the outstanding balance under the Company’s senior revolving credit facility (which was drawn upon in January and February 2012 principally to repay the Company’s 2012 convertible senior notes and to pay a portion of the payments in connection with the exercise of the early purchase option under the sale-leaseback agreement relating to the Company’s refractory ore treatment plant in Nevada), (ii) settlement of certain forward starting swaps contracts, (iii) remaining payments to be made during 2012 in connection with the exercise of the early purchase option under the sale-leaseback agreement relating to the Company’s refractory ore treatment plant in Nevada, and (iv) general corporate purposes (which may include funding associated with exploration, the development of the Company’s project pipeline or dividends or other forms of capital return to the Company’s shareholders). The Company intends to place the remaining proceeds in short-term liquid investments.

The Notes were issued pursuant to an Indenture, dated as of September 18, 2009 (the “Base Indenture”), among the Company, Newmont USA Limited (the “Guarantor”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of March 8, 2012 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantor and the Trustee. Capitalized terms used in this current report and not defined herein have the meanings ascribed to them in the Indenture.

Interest on the Notes is payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2012. The 2022 Notes will mature on March 15, 2022 and the 2042 Notes will mature on March 15, 2042.

The Notes are subject to redemption upon not less than 30 days’ notice by mail, at any time, as a whole or in part, at the election of the Company, in accordance with the terms of the Indenture. Prior to December 15, 2021 (three months prior to the maturity date of the 2022 Notes) in the case of the 2022 Notes and prior to September 15, 2041 (six months prior to the maturity date of the 2042 Notes) in the case of the 2042 Notes, the Notes will be redeemable at a redemption price equal to the greater of the following amounts:

•	100% of the principal amount of the Notes being redeemed on the Redemption Date; or

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis, at the Treasury Rate plus 25 basis points for the 2022 Notes or 30 basis points for the 2042 Notes;

plus, in each case, accrued and unpaid interest on the Notes to the Redemption Date.

At any time on or after December 15, 2021 (three months prior to their maturity date), the 2022 Notes will be redeemable, in whole or in part, at the Company’s option at any time or from time to time, at a redemption price calculated by the Company equal to 100% of the principal amount of the 2022 Notes to be redeemed plus accrued and unpaid interest on the 2022 Notes to the Redemption Date. At any time on or after September 15, 2041 (six months prior to their maturity date), the 2042 Notes will be redeemable, in whole or in part, at the Company’s option at any time or from time to time, at a redemption price calculated by the Company equal to 100% of the principal amount of the 2042 Notes to be redeemed plus accrued and unpaid interest on the 2042 Notes to the Redemption Date.

Upon the occurrence of a Change of Control Repurchase Event, unless all Notes have been called for redemption as described above, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Notes at an offer price in cash equal to the Change of Control Payment.

The Notes are the Company’s unsecured obligations and will rank equally with the Company’s existing and future unsecured senior debt and senior to the Company’s future subordinated debt. The Notes will be guaranteed on a senior unsecured basis by the Guarantor. The guarantees for the Notes are unsecured and unsubordinated obligations of the Guarantor and rank equally with other unsecured and unsubordinated indebtedness of the Guarantor that is currently outstanding or that it may issue in the future. The guarantees will be released if the Guarantor ceases to guarantee more than $75 million of other debt of the Company.

The Indenture contains customary terms and covenants. Under certain events of default, including, without limitation, failure to pay when due any principal amount or certain cross defaults to other agreements or instruments, occurring and continuing, either the Trustee or the Holders of 25% in aggregate principal amount of the series of Note may declare the principal of such Note and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency of the Company or the Guarantor, the principal amount of the Notes and accrued interest automatically become due and payable.

The foregoing description of the issuance and sale of the Notes and the terms thereof does not purport to be complete and is qualified in its entirety by reference to the Base Indenture and the Second Supplemental Indenture, attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference. The forms of 2022 Note and 2042 Note, which are included as part of the Second Supplemental Indenture, are filed as Exhibits 4.3 and 4.4, respectively, and are incorporated herein by reference. The forms of guaranty for the 2022 Note and the 2042 Note, which are also included as part of the Second Supplemental Indenture, are filed as Exhibits 4.5 and 4.6, respectively, and are incorporated herein by reference.

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates, for which they have received, and in the future expect to receive, customary compensation. In addition, affiliates of the underwriters from time to time have acted or in the future may continue to act as lenders to the Company and its affiliates, for which they have received or expect to receive customary compensation.

Affiliates of certain of the underwriters are lenders under the Company’s senior revolving credit facility and borrowings under that facility are being repaid with the proceeds of the sale of the Notes. Affiliates of certain of the underwriters are counterparties to the swaps that will be settled with the proceeds of the sale of the Notes.

Item 8.01 Other Events.

On March 8, 2012, the Company issued a press release announcing the closing of its sale of Notes, as referenced above under Item 2.03 of this current report. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the offering, on March 5, 2012, the Company and the Guarantor entered into an underwriting agreement with Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, relating to the sale of the Notes (the “Underwriting Agreement”). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1, and incorporated herein by reference.

Also in connection with the offering, Newmont is filing a legal opinion regarding the validity of the Notes as Exhibit 5.1 to this Form 8-K with reference to, and incorporated by reference into, the Registration Statement.

Important Legal Information

This Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus.

An electronic copy of the prospectus supplement and accompanying base prospectus for the offering may be obtained at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 5, 2012, among Newmont Mining Corporation (the “Company”), Newmont USA Limited (the “Guarantor”) and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several Underwriters named therein.

4.1	Indenture, dated as of September 18, 2009, among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”). (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on September 18, 2009).

4.2	Second Supplemental Indenture, dated as of March 8, 2012, among the Company, the Guarantor and the Trustee.

4.3	Form of the 2022 Notes (included as part of Exhibit 4.2).

4.4	Form of the 2042 Notes (included as part of Exhibit 4.2).

4.5	Form of Guaranty for the 2022 Notes (included as part of Exhibit 4.2).

4.6	Form of Guaranty for the 2042 Notes (included as part of Exhibit 4.2).

5.1	Opinion of White & Case LLP regarding validity of the Notes.

23.1	Consent of White & Case LLP (included as part of Exhibit 5.1).

99.1	Press Release, March 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION
Dated: March 8, 2012

	By:	/s/ Stephen P. Gottesfeld

	Name:	Stephen P. Gottesfeld
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 5, 2012, among Newmont Mining Corporation (the “Company”), Newmont USA Limited (the “Guarantor”) and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several Underwriters named therein.

4.1	Indenture, dated as of September 18, 2009, among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”). (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on September 18, 2009).

4.2	Second Supplemental Indenture, dated as of March 8, 2012, among the Company, the Guarantor and the Trustee.

4.3	Form of the 2022 Notes (included as part of Exhibit 4.2).

4.4	Form of the 2042 Notes (included as part of Exhibit 4.2).

4.5	Form of Guaranty for the 2022 Notes (included as part of Exhibit 4.2).

4.6	Form of Guaranty for the 2042 Notes (included as part of Exhibit 4.2).

5.1	Opinion of White & Case LLP regarding validity of the Notes.

23.1	Consent of White & Case LLP (included as part of Exhibit 5.1).

99.1	Press Release, March 8, 2012.